                                                                   EXHIBIT 10.20



                                 ASSIGNMENT AND

                     ASSUMPTION AND SUBORDINATION AGREEMENT

         THIS ASSUMPTION AGREEMENT (the "AGREEMENT") is made this 8th day of March, 2004 by and between PIERRE FOODS, INC., a North Carolina corporation (the "ASSIGNEE"), and PF MANAGEMENT, INC., a North Carolina corporation (the "ASSIGNOR"). Capitalized Terms not expressly defined herein shall have the meaning ascribed to them in the Indenture (as such term is defined below).

                              W I T N E S S E T H :

         WHEREAS, on June 9, 1998, the Assignee issued that certain debt evidenced by those certain 10--3/4% Senior Notes Due 2006 (hereafter, together with any and all renewals, extensions, substitutions, modifications and consolidations of the indebtedness, sometimes referred to as the "SENIOR NOTES");

         WHEREAS, the Assignee has certain obligations to the holders of the Senior Notes (the "SENIOR NOTEHOLDERS") under that certain Indenture dated as of June 9, 1998 among Assignee, each of several subsidiaries of Assignee as Guarantors and State Street Bank and Trust Company ("SSBT"), as supplemented by a First Supplemental Indenture dated as of September 5, 1998 among Assignee, Pierre Leasing, LLC, a North Carolina limited liability company, as Additional Guarantor, and SSBT as trustee, a Second Supplemental Indenture dated as of February 26, 1999 among Assignee, Fresh Foods Restaurant Group, LLC, a Delaware limited liability company as Additional Guarantor, and SSBT as trustee, a Third Supplemental Indenture dated as of October 8, 1999 among Assignee and SSBT as trustee, and, as supplemented and amended by a Fourth Supplemental Indenture dated as of March 8, 2004, among Assignee, Fresh Foods Properties, LLC and U.S. Bank, N.A. as trustee (the "INDENTURE TRUSTEE") as successor to SSBT (the "FOURTH SUPPLEMENTAL INDENTURE"), providing for, inter alia, the issuance of the Senior Notes due 2006 (as so supplemented and amended, together with any and all renewals, extensions, substitutions, modifications and consolidations, referred to collectively as the "INDENTURE");

         WHEREAS, Assignor, Assignee and Fleet Capital Corporation, a Rhode Island Corporation (together with its successors and assigns, including any other lender or lenders refinancing or refunding all or any portion of the indebtedness owing to Fleet, "Fleet") are parties to a certain Loan and Security Agreement, dated as of August 13, 2003 (as amended and modified from time to time, together with any and all renewals, extensions, substitutions, and consolidations, referred to collectively as the "FLEET LOAN AGREEMENT"), pursuant to which Fleet has agreed to make loans and extend credit to Assignee;

         WHEREAS, Assignor and the holders listed on EXHIBIT A hereto (the "HOLDERS") have entered into certain agreements and obligations (the "Subordinated Obligation Documents), pursuant to which the Holders have loaned or advanced to Assignor certain sums of money, pursuant to which Assignor has certain obligations to the Holders (the "SUBORDINATED

OBLIGATIONS"), all as more fully set forth therein;

         WHEREAS, on the date hereof, Assignor has agreed to assign all of its right, title and interest in and to the Subordinated Obligation Documents and the Subordinated Obligations to Assignee, and Assignee has agreed to assume such Subordinated Obligation Documents and the Subordinated Obligations and pay the Subordinated Obligations, subject to the subordination provisions contained in the Subordination Agreements (as hereinafter defined);

         WHEREAS, in consideration of such assignment of the Subordinated Obligation Documents and the Subordinated Obligations to Assignee and the assumption by Assignee of the Subordinated Obligation Documents and the Subordinated Obligations, which results in certain benefits to the Holders, each Holder has agreed to subordinate the payment of the Subordinated Obligation owing to such Holder to the prior payment in full of certain indebtedness of Assignee; and

         WHEREAS, each Holder has consented to the assignment of its respective Subordinated Obligation Documents and the Subordinated Obligations by Assignor to Assignee, and the assumption of such Subordinated Obligation Documents and the Subordinated Obligations by Assignee, pursuant to the terms of a Consent to Assignment and Assumption and Subordination Agreement (the "SUBORDINATION AGREEMENT," and collectively the "SUBORDINATION AGREEMENTS"), substantially in the form attached hereto as EXHIBIT B;

         NOW, THEREFORE, with reference to the above recitals, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged:

         1. Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee all of its right, title and interest in and to the liabilities and obligations listed on Exhibit A attached hereto (the "ASSUMED LIABILITIES") and Assignee hereby accepts such assignment and hereby assumes and agrees to pay, perform and discharge when due, subject to the Subordination Agreements, the Assumed Liabilities, and shall indemnify and hold harmless Assignor for all costs, damages, claims and liabilities of Assignor (including without limitation reasonable attorneys fees and court costs) incurred with respect to the Assumed Liabilities.

         2. Assignor and Assignee each, for itself and its successors and assigns, covenants and agrees that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered any and all such further acts, instruments, papers and documents, and will give such further assurances, as may be necessary, proper or convenient to carry out and effectuate the intent of this Assignment and Assumption Agreement and the Subordination Agreements.

         3. Assignee and Assignor hereby consent, acknowledge and agree that the payment of the Assumed Liabilities shall be subordinated to the Senior Debt (as such term is defined in the Subordination Agreements), and all other indebtedness of the Assignee not expressly subordinated to the Assumed Liabilities or declared to be pari passu with the Assumed Liabilities, all upon the terms and conditions set forth in the Subordination Agreements duly executed by the Holders of each of the Assumed Liabilities. Assignor and Assignee hereby consent, acknowledge and agree that the terms and provisions of each Subordination Agreement with each Holder listed on EXHIBIT A are incorporated herein by reference as if fully set forth herein and as if each of Assignor and Assignee were parties signatory thereto, and the Assumed

Liabilities shall be subject to repayment only in accordance with and subject to the terms and conditions of the Subordination Agreements.

         4. Assignee and Assignor hereby consent, acknowledge and agree that Fleet, the Indenture Trustee and the Senior Noteholders, shall be deemed and recognized as intended third party beneficiaries under this Agreement and the Subordination Agreements, with rights to enforce the terms and provisions of this Agreement and the Subordination Agreements against Assignor, Assignee and the Holders. The Senior Noteholders shall have the unrestricted right at any time or from time to time, and without Assignor's, Assignee's or any Holder's consent, to assign and transfer the Senior Notes and to assign and transfer their rights hereunder and under the Subordination Agreements to one or more persons. Fleet shall have the unrestricted right at any time or from time to time, and without Assignor's, Assignee's or any Holder's consent, to assign and transfer the Fleet Loan Agreement and the indebtedness owing to Fleet thereunder and to assign and transfer its rights hereunder and under the Subordination Agreements to one or more persons. The Senior Noteholders and their respective successors and assigns, acting by and through the Indenture Trustee, and Fleet shall each have the right to enforce all of the terms and provisions of this Agreement and the Subordination Agreements against Assignor, Assignee and the Holders.

         5. This Agreement, the Subordination Agreements and any documents and instruments delivered in connection herewith and therewith, and the rights and duties of Assignor, Assignee and the Holders hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of North Carolina, without regard to principles of conflicts of law. Each of Assignor and Assignee hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of North Carolina.

         6. This Agreement and the Subordination Agreements shall be binding upon Assignor, Assignee and each Holder and shall inure to the benefit of Assignor, Assignee, Fleet, the Indenture Trustee, the Senior Noteholders, and their respective representatives, administrators, successors and assigns.

         7. This Agreement and the Subordination Agreements cannot be amended, modified or terminated without the prior written consent of Fleet and the Indenture Trustee.

         IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this Assumption Agreement to be duly executed as of the day and year first hereinabove written.

                                           ASSIGNOR:


                                           PF MANAGEMENT, INC., a North Carolina
                                             corporation

                                           By:   /S/ David R. Clark
                                                 -------------------------------
                                           Name: David R. Clark
                                           Its:  President

                                           ASSIGNEE:

                                           PIERRE FOODS, INC., a North Carolina
                                             corporation

                                           By:   /S/ Pamela M. Witters
                                                 -------------------------------
                                           Name: Pamela M. Witters
                                           Its:  Chief Financial Officer,
                                                   Treasurer and Secretary

                                    EXHIBIT A



Bank of Granite
Boies Family Limited Partnership
Branch Banking and Trust Co
Carolina First Bank
Connor, Charles
First Century Bank
Giordano, Ron
Hash, Cecil
Hash, Cecil
Hefner, Larry
Helderman, Donna
Howard, Doug & Donna
Howard, Eathel
Howard, Rick
Howard, Rick
Lutz, Bobby J.
Lutz, Bobby M.
Miller, Dent
Minton, Gary
Peoples Bank
Pierre Foods, Inc.
Potts, Barry
S&D Land Company
Sidwell, Greg
S&D Land Company
S&D Land Company (Peoples Bank)
Wiggins, John

                                    EXHIBIT B


                      CONSENT TO ASSIGNMENT AND ASSUMPTION
                                       AND
                             SUBORDINATION AGREEMENT

         This Consent to Assignment and Assumption and Subordination Agreement (this "AGREEMENT") is made effective as of the 8th day of March, 2004 by ________________(the "HOLDER"), with its [principal place of business] at the address set below such Holder's signature.

                                 R E C I T A L S

         WHEREAS, on March 8, 2004, PF Management, Inc., a North Carolina corporation (the "COMPANY"), and the Holder entered into a _____________[describe loan agreement, notes, or other debt instruments, etc.] (the "Subordinated Obligation Documents"), a true, accurate and complete copy of which is attached hereto as EXHIBIT A, pursuant to which the Holder loaned or advanced to the Company the sum OF $________ with a final repayment date of ___ [maturity date], (the "SUBORDINATED OBLIGATION");

         WHEREAS, on the date hereof, the Company has assigned all of its right, title and interest in and to the Subordinated Obligation Documents and the Subordinated Obligation to Pierre Foods, Inc., a North Carolina corporation ("PIERRE"), and Pierre has agreed to assume such Subordinated Obligation Documents and the Subordinated Obligation and pay the Subordinated Obligation, subject to the subordination provisions herein contained, pursuant to an Assignment and Assumption and Subordination Agreement dated the date hereof (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), a copy of which is attached hereto as EXHIBIT B;

         WHEREAS, the Holder's consent is required in order for the Company to assign the Subordinated Obligation Documents and the Subordinated Obligation and Pierre to assume such Subordinated Obligation Documents and the Subordinated Obligation pursuant to the Assignment and Assumption Agreement; and

         WHEREAS, in consideration of such assignment of the Subordinated Obligation Documents and the Subordinated Obligation to Pierre and the assumption by Pierre of the Subordinated Obligation Documents and the Subordinated Obligation, which results in certain benefits to the Holder, the Holder has agreed to subordinate the payment of the Subordinated Obligation to the prior payment in full of certain indebtedness of Pierre;

         NOW, THEREFORE, with reference to the above recitals thereon, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged:

         1. Consent; Release of the Company. Subject to the terms and conditions of this Agreement, the Holder hereby subordinates all claims arising out of the Subordinated Obligations to the Senior Debt and consents to the assignment of the Subordinated Obligation Documents and the Subordinated Obligation by the Company to Pierre, and the assumption of the Subordinated Obligation Documents and the Subordinated Obligation by Pierre pursuant to the Assignment and Assumption Agreement, which is incorporated by reference herein. The Holder hereby unconditionally and irrevocably settles, terminates, acquits and fully and forever releases and discharges the Company from all past, present or future obligations, claims, counterclaims, setoffs, demands, proceedings, causes of action, debts, damages and liabilities whatsoever relating to the Subordinated Obligation Documents and the Subordinated Obligation.

         2. Subordination. The Holder hereby consents, acknowledges and agrees that the Subordinated Obligation shall be subordinated in right and time of payment and performance to the prior payment and performance of any and all Senior Debt upon the terms set forth herein.

         (a) The following terms shall have the following meanings for the purposes of this Agreement:

                  (i) "FLEET" shall mean Fleet Capital Corporation, a Rhode Island corporation, its successors and assigns, and any other lender or lenders refinancing or refunding all or any portion of the Senior Debt owing to Fleet under the Fleet Loan Agreement..

                  (ii) "FLEET LOAN AGREEMENT" shall mean the Loan and Security Agreement, dated August 13, 2003, among the Company, Pierre and Fleet, as amended, modified, restated or supplemented from time to time, and the loan agreement with any other lender or lenders refinancing or refunding all or any portion of the Senior Debt owing to Fleet under the Fleet Loan Agreement.

                  (iii) "INDENTURE" shall mean that certain Indenture dated as of June 9, 1998 among Pierre, each of several subsidiaries of Pierre as Guarantors and State Street Bank and Trust Company ("SSBT"), as supplemented by a First Supplemental Indenture dated as of September 5, 1998, a Second Supplemental Indenture dated as of February 26, 1999, a Third Supplemental Indenture dated as of October 8, 1999 and, as supplemented and amended by a Fourth Supplemental Indenture dated as of ____ 2004.

                  iv) "INDENTURE TRUSTEE" shall mean U.S. Bank, National Association, as successor trustee to SSBT.

                  (v) "PROCEEDING" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, sale of assets, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of Pierre.

                  (vi) "SENIOR DEBT" shall mean each of the following:

                           (1) all present and future indebtedness (whether
                  principal, prepayment, interest (including, without limitation, interest accruing after the commencing of a Proceeding by or against Pierre at a rate per annum equal to the applicable default rate, if any, for such Senior Debt, regardless of whether such interest is an allowance claim in such Proceeding), fees, collection costs, expenses, liabilities, obligations (including, without limitation, obligations owing to Fleet or any of its affiliates arising from or in connection with letters of credit, hedging, swap or other interest rate protection agreements, cash management and other banking products), and other amounts now or hereafter owed by Pierre or any of its subsidiaries to Fleet arising under, pursuant to, or in connection with, the Fleet Loan Agreement; all complete or partial refinancing of the foregoing indebtedness owing to Fleet; and any amendments, modifications, renewals or extensions of any of the foregoing;

                           (2) all present and future indebtedness (whether
                  principal, prepayment, interest (including, without limitation, interest accruing after the commencing of a Proceeding by or against Pierre at a rate per annum equal to the applicable default rate, if any, for such Senior Debt, regardless of whether such interest is an allowable claim in such Proceeding), fees, collection costs, expenses, liabilities, obligations, and other amounts now or hereafter owed by Pierre or any of its subsidiaries under, pursuant to, or in connection with, the Senior Notes; all complete or partial refinancings of the Senior Notes; and any amendments, modifications, renewals or extensions of any of the foregoing, including without limitation the Indenture and the Senior Notes; and

                           (3) all other borrowings of Pierre or any of its
                  subsidiaries not expressly subordinated to the Subordinated Obligation or declared to be pari passu therewith.

                  (vi) "SENIOR NOTES" shall mean the 10--3/4% Senior Notes issued by Pierre under the Indenture.

                  (vii) "SENIOR NOTEHOLDERS" shall mean the holders of the Senior Notes.

         (b) The obligations of Pierre and the Holder arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment, modification or termination of or supplement to the Senior Debt, or any agreement, instrument or document executed or delivered pursuant thereto;
(ii) any renewal or extension of the time for payment of all or any part of the Senior Debt, (iii) any increase or reduction in the amount of the Senior Debt;
(iv) the acceptance of any collateral security for any of the Senior Debt, (v) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the Senior Debt or any other indebtedness, liability or obligation of Pierre to Fleet, the Indenture Trustee or the Senior Noteholders; (vi) the release of any party primarily or secondarily obligated on the Senior Debt; (vii) any exercise or nonexercise of any right, power or remedy under or in respect of the Senior Debt or any of such instruments and documents referred to in clause (i) above or arising at law; or
(viii) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Senior Debt or any of the agreements, instruments or documents referred to in clause (i) above or in respect of any collateral security for the Senior Debt or any other indebtedness, liability or obligation of Pierre to Fleet, the Indenture Trustee or the Senior Noteholders, now existing or hereafter arising, all whether or not the Holder shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto.

         (c) Until the Senior Debt shall have been paid in full, neither the Company nor Pierre shall make, and the Holder shall not receive, accept or retain any direct or indirect payment or reduction (whether by way of loan, set-off or otherwise) in respect of the Subordinated Obligation, whether such Subordinated Obligation shall have become payable on the maturity date, by acceleration or otherwise. Provided, notwithstanding the foregoing, before the occurrence of a default in the payment or performance of any of the Senior Debt, the Subordinated Obligation shall be repaid only in accordance with the payment and amortization schedule attached hereto as SCHEDULE 1.

         (d) During the existence of a default in the payment or performance of any of the Senior Debt, and for so long as such default continues, the Holder will not demand or accept and Pierre will not pay all or any part of the principal of, interest on, or any other amounts owing in respect of, the Subordinated Obligation and to the extent that any such payment is made to a Holder, such payment shall be held in trust by the Holder for the holders of the Senior Debt.

         (e) In the event of any Proceeding:

                  (i) All of the Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect of the Subordinated Obligation.

                  (ii) Any payment or distribution of any character, whether in cash, securities, obligations or other property, which would otherwise (but for the subordination terms here) be payable or deliverable in respect of the Subordinated Obligation shall be payable pro rata to the holders of the Senior Debt until all Senior Debt has been paid in full, and the Holder or any other holder of Subordinated Obligation, irrevocably authorizes, empowers and directs all receivers, trustees and others having authority in the premises to effect all such payments and deliveries. Each holder of Senior Debt is authorized (but is not required) to execute and file any and all proofs of claim in the name of, and on behalf of, the Holder and to receive any such dividends or payments.

         (g) This Agreement shall continue in full force and effect and shall be irrevocable by the Holder until all of the Senior Debt is paid in full and all outstanding commitments of any holder of Senior Debt for the incurring of additional Senior Debt are terminated in writing.

         (h) All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement, and the Holder expressly waives all notice of acceptance by each holder of Senior Debt of the subordination and other provisions of this Agreement, notice of the incurring of any Senior Debt from time to time and all other notices not specifically required pursuant to the terms of this Agreement or by applicable law, and reliance by each holder of Senior Debt upon the subordination and other agreements as herein provided.

         3. Third Party Beneficiaries. Holder agrees that Fleet, the Indenture Trustee and the Senior Noteholders shall be deemed and recognized as intended third party beneficiaries under this Agreement, with rights to enforce the terms and provisions of this Agreement against the Holder. The Senior Noteholders shall have the unrestricted right at any time or from time to time, and without the Holder's consent, to assign and transfer the Senior Notes and to assign and transfer their rights hereunder to one or more persons. Fleet shall have the unrestricted right at any time or from time to time, and without the Holder's consent, to assign and transfer the Fleet Loan Agreement and the Senior Debt owing to Fleet thereunder and to assign and transfer its rights hereunder to one or more persons. The Senior Noteholders and their respective successors and assigns, acting by and through the Indenture Trustee, and Fleet and its successors and assign shall each have the right to enforce all of the terms and provisions of this Agreement against the Holder.

         4. Release of Guarantor. The Holder hereby unconditionally and irrevocably settles, terminates, acquits, and fully and forever releases and discharges ("Guarantor") from all past, present or future obligations, claims, counterclaims, setoffs, demands, proceedings, causes of action, debts, damages and liabilities whatsoever relating to the Subordinated Obligation by reason of that certain Guaranty Agreement by and between the Holder and Guarantor dated
___________.

         5. Legend on Subordinated Obligation Documents. The Company, Pierre and the Holder shall, simultaneously with the execution and delivery hereof, cause a conspicuous legend to be placed on each of the Subordinated Obligation Documents to the following effect:

         "THIS [NOTE, LOAN AGREEMENT] AND THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED HEREBY IS SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A CONSENT TO ASSIGNMENT AND ASSUMPTION AND SUBORDINATION AGREEMENT DATED AS OF MARCH 8, 2004 (THE "SUBORDINATION AGREEMENT"), BY AND AMONG THE HOLDER HEREOF, PF MANAGEMENT, INC., AND PIERRE FOODS, INC., IN FAVOR OF FLEET CAPITAL CORPORATION AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, TO ALL SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT. THIS [NOTE, LOAN AGREEMENT] AND THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED OR ASSIGNED OR PLEDGED OR OTHERWISE ENCUMBERED UNTIL THE SENIOR DEBT HAS BEEN PAID IN FULL."

         6. Miscellaneous.

         (a) This Agreement and any documents and instruments delivered in connection herewith and the rights and duties of Pierre, the Company and the Holder hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of North Carolina, without regard to principles of conflicts of law. Each of Pierre, the Company and Holder and hereby submits to the exclusive jurisdiction of the state and Federal courts located in or having jurisdiction for matters arising in the County of Catawba, State of North Carolina.

         (b) This Agreement shall be binding upon Pierre, the Company and the Holder and inure to the benefit of Pierre, Company, the Guarantor, if any Fleet, the Indenture

Trustee, the Senior Noteholders, and their respective representatives, administrators, successors and assigns.

         (c) This Agreement cannot be amended, modified or terminated without the prior written consent of Fleet and the Indenture Trustee.

         (d) If any term or provision of this Agreement shall, to any extent or for any reason, be held to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be construed as if such invalid or unenforceable provision had never been contained herein or been applicable in such circumstances.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

                                         HOLDER:


                                         _______________________________________

                                         By:____________________________________

                                         Print Name:____________________________

                                         Its:___________________________________

                                         Address of Principal Place of Business:

                                         _______________________________________

                                         =======================================


                                         Acknowledge and Agree the date and year
                                         first above written:

                                         PF MANAGEMENT, INC.

                                         By: ___________________________________
                                             David R. Clark, President

                                         PIERRE FOODS, INC.

                                         By: ___________________________________
                                             Pamela M. Witters,
                                             Chief Financial Officer,
                                               Treasurer and Secretary